Exhibit 21
PPG Industries, Inc.
And Consolidated Subsidiaries

Subsidiaries of the Registrant
December 31, 2015

Significant subsidiaries included in the 2015 consolidated financial statements of the Company are:

United States:	Percentage of Voting Power
Cuming Microwave Corporation - Massachusetts	100
Homax Products, Inc. - Delaware	100
I.V.C. Industrial Coatings, Inc. - Indiana	100
Pinetree Stockholding Corporation - Delaware	100
PPG Architectural Finishes, Inc. - Delaware	100
PPG Capital LLC - Delaware	100
PPG Holdings Argentina USA LLC - Delaware	100
PPG Holdings Latin America USA LLC - Delaware	100
PPG Industries Fiber Glass Products, Inc. - Delaware	100
PPG Industries International, Inc. - Delaware	100
PPG Industries Ohio, Inc. - Delaware	100
PPG Industries Securities, LLC - Delaware	100
PPG Kansai Automotive Finishes U.S., LLC - Delaware	60
PRC-DeSoto International, Inc. - California	100
Sierracin Corporation - Delaware	100
Sierracin/Sylmar Corporation - California	100
The CEI Group, Inc. - Pennsylvania	75
The Glidden Supply Company LLC - Delaware	100
The Homax Group, Inc. - Delaware	100
Vanex, Inc. - Delaware	100

Other Americas:
A P Resinas, S.A. de C.V. - Mexico	100
Alermac Inversiones, S.A. de C.V. - Mexico	100
American Finishes Inversiones S.A. - Chile	100
Centro de Investigación en Polímeros, S.A. de C.V. - Mexico	100
Chemfil Canada Limited - Canada	100
Comercial Mexicana de Pinturas, S.A. de C.V. - Mexico	100
Comex Industrial Coatings, S.A. de C.V. - Mexico	100
Consorcio Comex, S.A. de C.V. - Mexico	100
Consorcio Latinoamericano, S.A. - Guatemala	100
Distribuidora Kroma, S.A. de C.V. - Mexico	100
Empresa AGA, S.A. de C.V. - Mexico	100
Fábrica de Pinturas Universales, S.A. de C.V. - Mexico	100
Grupo Comex, S.A. de C.V. - Mexico	100
Kemzus, S.A. de C.V. - Mexico	100
Plásticos Envolventes, S.A. de C.V. - Mexico	100
PPG ALESCO Automotive Finishes Mexico, S. de R.L. de C.V. - Mexico	60
PPG Architectural Coatings Canada Inc. - Canada	100
PPG Architectural Coatings (Puerto Rico) Inc. - Puerto Rico	100

PPG Canada Inc. - Canada	100
PPG Industrial do Brasil - Tintas E. Vernizes - Ltda. - Brazil	100
PPG Industries Argentina S.R.L. - Argentina	100
PPG Industries Colombia Ltda. - Colombia	100
PPG Industries de Mexico, S.A. de C.V. - Mexico	100
PPG Kansai Automotive Finishes Canada, LP - Canada	60
PPG Mexico, S.A. de C.V. - Mexico	100
United International Business NV - Suriname	100
Varossieau Suriname NV - Suriname	51.01
Viasa, S.A. de C.V. - Mexico	100

EMEA:
Brown Brothers Distribution Limited - United Kingdom	100
Compagnie Equatoriale des Peintures - Cameroon	51.5
Dyrup A/S - Denmark	100
Dyrup SAS - France	100
EPIC Insurance Co. Ltd. - Bermuda.	100
Erlenbrunnen Grundstücksverwaltung GmbH - Germany	100
Group 26 Diversified Holdings Ireland - Ireland.	100
Johnstone’s Paints Limited - United Kingdom	100
Kalon Investment Company Limited - United Kingdom	100
Kalon South Africa Proprietary Limited - South Africa	100
La Seigneurie Caraibes - Guadeloupe	100
La Seigneurie Ocean Indien - La Reunion	51
Peinture de Paris SAS - France	99.94
PPG AC - France SA - France	99.94
PPG Architectural Coatings UK Limited - United Kingdom	100
PPG CEE Premazi (d.o.o.) - Slovenia	100
PPG Coatings B.V. - The Netherlands	100
PPG Coatings BVBA/SPRL - Belgium	100
PPG Coatings Danmark AS - Denmark	100
PPG Coatings Deutschland GmbH - Germany	100
PPG Coatings Europe B.V. - The Netherlands	100
PPG Coatings Manufacturing SARL- France	100
PPG Coatings Nederland BV - The Netherlands	100
PPG Coatings S.A. - France	99.9
PPG Coatings South Africa (Pty) Ltd. - South Africa.	100
PPG Deco Czech a.s. - Czech Republic	100
PPG Deco Polska sp. z.o.o. - Poland	100
PPG Deco Slovakia, s.r.o. - Slovakia	100
PPG Deutschland Business Support GmbH - Germany	100
PPG Deutschland Sales & Services GmbH - Germany	100
PPG Distribution S.A.S. - France	99.94

PPG Europe B.V. - The Netherlands	100
PPG Finance B.V. - The Netherlands	100
PPG France Business Support S.A.S. - France	100
PPG France Manufacturing S.A.S. - France	100
PPG Holdco SAS - France	100
PPG Holdings (U.K.) Limited - United Kingdom	100
PPG Ibérica, S.A. - Spain	100
PPG Ibérica Sales & Services, S.L. - Spain.	100
PPG Industrial Coatings B.V. - The Netherlands	100
PPG Industries (UK) Ltd - United Kingdom	100
PPG Industries Chemicals B.V. - The Netherlands	100
PPG Industries Europe Sàrl - Switzerland	100
PPG Industries Fiber Glass B.V. - The Netherlands	100
PPG Industries France S.A.S. - France	100
PPG Industries Italia S.r.l. - Italy	100
PPG Industries Kimya a Sanayi VE Ticaret AS - Turkey	100
PPG Industries Lackfabrik GmbH - Germany	100
PPG Industries Lipetsk LLC - Russia	100
PPG Industries Middle East FZE - U.A.E	100
PPG Industries Netherlands B.V. - The Netherlands	100
PPG Industries Poland Sp. Z.o.o. - Poland	100
PPG Italia Sales & Service S.r.l. - Italy.	100
PPG Kansai Automotive Finishes U.K. LLP - United Kingdom	60
PPG Luxembourg Finance S.àR.L. - Luxembourg	100
PPG Luxembourg Holdings S.àR.L. - Luxembourg	100
PPG Polifarb Cieszyn S.A. - Poland	100
PPG Retail France SAS - France	99.94
PPG Service Sud S.r.l. - Italy	100
PPG Switzerland GmbH - Switzerland	100
Prominent Paints Proprietary Limited - South Africa	100
Revocoat France SAS - France	100
Revocoat Holding - France	100
Revocoat Iberica SL - Spain	100
Schoch Holding AG - Switzerland	100
Sealants Europe SAS - France	66
Sigma Marine & Protective Coatings Holding B.V. - The Netherlands	100
SigmaKalon (BC) UK Limited - United Kingdom	100
SigmaKalon UK Holding Limited - United Kingdom	100
Société des Anciens Etablissements Peppler - France	99.94
Tintas DYRUP, S.A. - Portugal	100
Trilak Festékgyartó Korlatolt Felelösségü Tarsasag - Hungary	100

Asia:
Foshan Bairun Chemicals Co., Ltd. - China.	100
PPG Aerospace Materials (Suzhou) Co. Ltd. - China	100
PPG Asian Paints Private Ltd. - India	50
PPG Coatings (Hong Kong) Co., Limited - Hong Kong	100
PPG Coatings (Kunshan) Co., Ltd. - China	100
PPG Coatings (Malaysia) Sdn. Bhd. - Malaysia	100
PPG Coatings (Shanghai) Co., Ltd. - China	100
PPG COATINGS (SINGAPORE) PTE. LTD. - Singapore	100
PPG Coatings (Suzhou) Company Ltd. - China	100
PPG Coatings (Thailand) Co., Ltd. - Thailand	100
PPG Coatings (Tianjin) Co., Ltd. - China	100
PPG Coatings (Wuhu) Company, Ltd. - China	100
PPG Coatings (Zhangjiagang) Co., Ltd. - China	100
PPG Industries (Korea) Ltd. - South Korea………………	100
PPG Industries (Singapore) Pte., Ltd. - Singapore	100
PPG Industries Australia PTY Limited A.C.N. 055 500 939 - Australia	100
PPG Industries New Zealand Limited - New Zealand	100
PPG Japan Ltd. - Japan	100
PPG Management (Shanghai) Co., Ltd. - China	100
PPG Packaging Coatings (Suzhou) Co., Ltd. - China	100
PPG Paints Trading (Shanghai) Co., Ltd. - China	100
PPG PERFORMANCE COATINGS (HONG KONG) LIMITED - Hong Kong	100
PPG Performance Coatings (Malaysia) Sdn. Bhd. - Malaysia	100
PPG SSC Co., Ltd. - South Korea	80.01
PRC-Desoto Australia Pty Ltd. - Australia	100
Protec Pty Ltd. A.C.N. 007 857 392 - Australia	100
PT. PPG Coatings Indonesia - Indonesia	100
Sikar (Shanghai) Trading Co. Ltd. - China	100
Spraylat Coatings (Shanghai) Limited - China.	100